EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159159 and 333-183488 on Form S-8 of our report dated March 18, 2013, relating to the consolidated financial statements of Imprimis Pharmaceuticals, Inc. and subsidiary (the “Company”), appearing in this Annual Report on Form 10-K of Imprimis Pharmaceuticals, Inc. for the year ended December 31, 2012.

/s/ KMJ Corbin & Company LLP
Costa Mesa, California March 18, 2013